Exhibit 99.3
February 23, 2023 Fourth Quarter and Full-Year 2022 Financial Results

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements February 23, 2023

2 Edison International Fourth Quarter Highlights Q4 2022 EPS driven primarily by rate base earnings GAAP EPS: $1.09 Core EPS1 : $1.15 Full-Year 2022 EPS driven by rate base earnings, offset by change in reserve for 2017/2018 Wildfire/Mudslide Events GAAP EPS: $1.61 Core EPS1 : $4.63 EIX initiates 2023 Core EPS guidance $4.55–4.85 2023 Core EPS1 Estimate of reduction in probability of losses from catastrophic wildfires increases 75–80% reduction in estimated probability of losses2 EIX reiterates long-term Core EPS growth rate 5–7% Core EPS CAGR 2021–20253 1. For 2021 and 2022, see Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. See page 5 for additional detail 3. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 established September 16, 2021 February 23, 2023

3 EIX added another year of strong execution in 2022 February 23, 2023 Extended track record of delivering on full-year core EPS guidance • 2022 Core EPS of $4.63, above the midpoint of the initial guidance range of $4.40–4.701 • Since 2004, EIX has exceeded its guidance range in 11 years and the midpoint in 13 years Excellent progress in wildfire mitigation efforts • Fourth consecutive year of no catastrophic wildfires in SCE’s service area • Successful implementation of ~1,400 miles of covered conductor in HFRA • Completed hazard tree assessments on more than 1,325 circuits since 2019 SCE achieved substantial reduction of risk of losses from catastrophic wildfires • SCE estimates it has reduced probability of losses from catastrophic wildfires by ~75–80% vs. pre-2018 levels • No ignitions due to failure of covered conductor ✓ ✓ ✓ 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

4 Since 2004, EIX has exceeded guidance range in 11 years February 23, 2023 2022 2021 2020 2019 2018 In-line Exceeded In-line In-line No guidance due to GRC decision timing 2017 2016 2015 2014 2013 Exceeded In-line Exceeded Exceeded Exceeded 2012 2011 2010 2009 2008 No guidance due to GRC decision timing Exceeded In-line Exceeded In-line 2007 2006 2005 2004 Exceeded Exceeded Exceeded Exceeded EIX Actual Core EPS vs. Guidance Range History

5 SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~75–80%1,2 February 23, 2023 1. Baseline risk estimated by RMS using its wildfire model, the location of SCE’s assets, and SCE reported ignitions from 2014-2020. Risk reduction calculated by applying SCE-provided mitigation effectiveness and locations of covered conductor, tree removals, inspections, line clearing, and PSPS. Range may vary for other loss thresholds 2. Includes 50,000 year-long simulations using 20 years of weather and fire modeling weighted for the last 5 years to reflect recent experience and climate-change impacts 3. Annual losses represent potential claims resulting from wildfire. Total potential insured losses, such as damages to assets of homeowners and businesses, estimated by RMS, and uninsured losses, such as personal injury, fire suppression, and damage to publicly-owned assets estimated by SCE based on management experience and judgment 4. Fund refers to AB 1054 Wildfire Insurance Fund. SCE used the one-year RMS loss estimates with its estimates for the size of uninsured losses to quantify the reduction in probability of experiencing $3.5 billion in losses over a three-year period, excess of $1 billion aggregate each year, after which the AB 1054 liability cap would apply SCE expects to further reduce risk and decrease the need for PSPS with continued grid hardening investments Pre-20184 Year-End 2022 Estimated Risk Reduction PSPS Contribution Annual Risk of ≥$1.0 billion loss3 ~5.2% ~1.2% ~75% reduction in estimated probability of accessing the Wildfire Fund Risk of ≥$3.5 billion drawn from Fund over 3 years3 ~2.9% ~0.6% ~80% reduction in estimated probability of exceeding AB 1054 liability cap 1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody’s RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE’s assets, reported ignitions from 2014–2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria 2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody’s RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody’s RMS and SCE. Range may vary for other loss thresholds 3. Includes (i) total potential insured losses estimated by Moody’s RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. “Fund” refers to CA AB 1054 Wildfire Insurance Fund. SCE used Moody’s RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability 4. Moody’s RMS’s prior method of analysis regarding wildfire risk on the wildfire models was updated at SCE’s request in Q2 2022 to incorporate Moody’s RMS’s newly available climate change models, leading to adjustments to pre-2018 probabilities and in quantifying the current year-end 2022 probabilities Decreasing dependency on PSPS vs. ~30% as of Q4 20214 ~15% of total risk reduction

Covered conductor deployment has reduced SCE's dependency on PSPS for reducing wildfire risk

SCE's approach to reducing wildfire risk is differentiated by its focus on expeditiously hardening its infrastructure

Estimated reduction in probability of losses from catastrophic wildfires compared to pre-2018 levels[1,2,3]



Current
75–80%
65–70%
55–60%
55–60%
20%
Physical Mitigation
(Grid hardening, inspections, vegetation management)
Public Safety Power Shutoffs (PSPS)
2018
2019
2020
2021
2022

Cumulative miles of covered conductor installed:

2018	2019	2020	2021	2022
~125	~495	~1,480	~2,980	**~4,400**

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria.
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. PSPS and System Hardening Values are estimated by SCE based on operational experience in 2018–2020 compared to the subsequent modeled years

February 23, 2023
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SCE has made significant progress in expeditiously hardening the grid to keep its communities safe

Total Circuit Miles of Distribution Lines in SCE's High Fire Risk Area


~17,000
~1,300
Bare wire until hardened during routine work in least risky areas
~3,100
Future planned hardening
~1,200
Targeted for 2023
~4,400
Completed hardening 2018–2022—primarily covered conductor
~7,000
Distribution lines already underground
By end of 2023, ~74% of total distribution lines in HFRA expected to be hardened
Distribution Miles in HFRA

February 23, 2023
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SCE will request CPUC cost recovery for 2017/2018 events, with first application targeted for Q3 2023

Applications for CPUC cost recovery

First application will be for TKM[1]

- Now target filing in Q3 2023
- Currently expect to request ~$2 billion (settlements + financing and legal costs)
- Plan to request securitization of approved amounts
  - Rate sensitivity to securitization: ~0.08¢/kWh per $1 billion of recovery (vs. current system average rate of 25.2¢/kWh)

Separate application for Woolsey

SCE continues to make substantial progress resolving claims

$ in Billions, as of December 31, 2022



8.8
Remaining[2]
0.9
Cost recovery request of ~$6 billion
(+associated interest and legal costs)
Resolved
5.0
0.5
SED agreement
2.4
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. After giving effect to all payment obligations under settlements entered into through December 31, 2022, including under the agreement with the Safety and Enforcement Division of the CPUC

February 23, 2023

Energy for What's Ahead℠ | 8

9 2023 key focus areas emphasize safety and execution February 23, 2023 2023 Key Management Focus Areas Safety Employee Safety 1. Reduce Employee SIF and DART Rates by 15% from prior year1 Wildfire Mitigation Covered conductor 2. Install 1,200 miles (Total by year end: ~5,600 miles) Legal 2017/2018 Wildfire/ Mudslide Events 3. Target filing first cost recovery application in Q3 Regulatory General Rate Case 4. File 2025 GRC application in May for 2025–2028 Cost of Capital 5. Monitor cost of capital mechanism for potential adjustment to 2024 ROE Financial Core EPS 6. $4.55–4.85 Capex 7. Execute capital program of $6.0 billion Credit 8. Pursue credit rating upgrades 1. SIF = Serious Injuries and Fatalities. DART = Days Away, Restricted, or Transferred

Fourth Quarter Earnings Summary

		Q4 2022		Q4 2021		Variance
Basic Earnings Per Share (EPS)						
SCE	$	1.26	$	1.21	$	0.05
EIX Parent & Other		(0.17)		0.17		(0.34)
Basic EPS	**$**	**1.09**	**$**	**1.38**	**$**	**(0.29)**
Less: Non-core Items[1]						
SCE	$	(0.10)	$	(0.13)	$	0.03
EIX Parent & Other		0.04		0.35		(0.31)
Total Non-core Items	**$**	**(0.06)**	**$**	**0.22**	**$**	**(0.28)**
Core Earnings Per Share (EPS)						
SCE	$	1.36	$	1.34	$	0.02
EIX Parent & Other		(0.21)		(0.18)		(0.03)
Core EPS	**$**	**1.15**	**$**	**1.16**	**$**	**(0.01)**

Key SCE EPS Drivers[2]			
Higher revenue[3,4]		$	0.47
CPUC revenue - GRC escalation	0.18		
CPUC revenue - Other	0.28		
FERC and other operating revenue	0.01		
Higher O&M			(0.05)
Wildfire-related claims			0.01
Higher depreciation			(0.14)
Higher net financing costs			(0.13)
Income taxes			(0.21)
Other			0.07
Property and other taxes	(0.02)		
Other income and expenses	0.09		
Total core drivers		$	0.02
Non-core items[1]			0.03
Total		$	0.05

EIX EPS[2]		
EIX Parent and Other		(0.02)
EEG		(0.01)
Total core drivers	$	(0.03)
Non-core items[1]		(0.31)
Total	$	(0.34)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2022 fourth quarter key EPS drivers are reported based on 2021 weighted-average share count of 380.1 million. 2022 fourth quarter weighted-average shares outstanding is 382.0 million
3. Includes $0.14 higher revenue related to lower tax benefits subject to balancing accounts and offset with income taxes
4. Includes $0.12 recovered through regulatory mechanisms and offset with deprecation $(0.08), interest expense $(0.03) and property and other taxes $(0.01)

Note: Diluted earnings were $1.08 and $1.37 per share for the three months ended December 31, 2022 and 2021, respectively

February 23, 2023 Energy for What's Ahead℠ 10

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase in future GRC and other applications[1]

Capital Expenditures, $ in Billions



Future Requests
5.4
5.7
6.0
5.8–5.9
6.7

	2021	2022	2023	2024	2025
Range Case[2]	n/a	n/a	5.7	5.2	5.3

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

Primary 2024+ potential

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets
- Investment enabling transportation electrification

1. Forecast for 2024 includes amounts requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

February 23, 2023

Energy for What's Ahead℠ | 11

12 From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment February 23, 2023 1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054 2. Range Case rate base reflects capital expenditure Range Case forecast Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in pivoting to a carbon-free economy Rate Base1 , $ in Billions 35.3 38.6 41.9 44.8–45.0 49.5 2021 2022 2023 2024 2025 ~9% 2021–2025 CAGR Future Requests Range Case2 n/a n/a 41.6 43.9 47.2

Gap between 2023 rate base and core EPS growth largely driven by interest on debt for wildfire claims payments[1]

Earnings from strong 8.5% 2023 rate base growth offset by higher interest expense

2022 Core EPS vs. 2023 Core EPS Guidance at Midpoint of $4.55–4.85 Range[1]



+6.7%
+1.5%
4.63
0.35
0.15
(0.19)
4.94
(0.24)
4.70
Non-Core items primarily related to 2017/18 Events 3.02
GAAP EPS 1.61
Higher debt balance as more claims settled and higher interest rates.
Interest to be included in cost recovery applications
2022 Core EPS
Rate Base Earnings
SCE Operational Variances[2]
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest[2]
Incr. WF Claims Debt Interest[3]
2023 Core EPS Guidance (@ Midpoint)[1]

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded
2. Includes SCE Operational variances plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments
3. Variance reflects 2022 expense of 8¢ related to financing of unmonetized tax benefits associated with wildfire claims payments previously categorized as an SCE Operational Variance

February 23, 2023 Energy for What's Ahead℠ 13

14 Initiating 2023 core EPS guidance of $4.55–4.85 February 23, 2023 1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications 2. Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding 2023 Guidance Rate Base EPS 5.68 SCE Operational Variances 0.48–0.75 SCE Costs Excluded from Authorized (0.71) EIX Parent and Other Operational expense (0.14)–(0.13) Interest expense, preferred dividends (incl. dilution) (0.76)–(0.74) EIX Consolidated Core EPS $4.55–4.85 Share Count (in millions) 382.2 EIX 2023 Core Earnings Per Share Guidance Range Building from SCE Rate Base EPS Rate Base CPUC FERC Rate Base ($Bn) $34.3 $7.7 Equity Ratio 52.00% 47.50% ROE 10.05% 10.30% EPS $4.69 $0.99 Modeling Considerations AFUDC 0.33 2022 CEMA decision true-up 0.14 Wildfire fund debt cost (0.09) Wildfire claims debt cost1 (0.44) (to be requested for recovery) Exec. compensation not in rates (0.18)

15 EIX parent projects total 2023 financing needs of ~$1.4 billion, including $300–400 million of equity content February 23, 2023 1. Financing plans are subject to change 2. Equity content based on S&P methodology $1,400 $400 2.95% senior notes due March $600 term loan due April EIX 2023 Debt Maturities 2023 EIX Financing Plan1 $ in Millions Expect to issue securities with $300–400 million of equity content in potential combination of: – Hybrid securities issuance (50% equity content2 ) – ~$50–100 million common equity via internal programs (100% equity content) – At-the-market program (100% equity content) Expect to issue parent debt for the remainder $400 term loan due November

16 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Oct. 1, 2022 Jan. 1, 2023 Apr. 1, 2023 Jul. 1, 2023 Oct. 1, 2023 CPUC cost of capital mechanism adjusts ROE; also resets costs of debt and preferred if triggered February 23, 2023 ROE adjustment based on 12- month average of Moody’s Baa utility bond rates, measured from October 1 to September 30 If index exceeds 100 bps deadband from benchmark, authorized ROE changes by half the difference for 2024. Further, costs of debt and preferred are updated Benchmark value based on trailing 12 months average of Moody’s Baa index as of September 30, 2022 — 4.37% An average Moody's Baa utility bond yield of 5.13% or higher from February 17, 2023, through Sept. 30, 2023, would trigger mechanism to adjust upward CPUC Cost of Capital Adjustment Mechanism (CCM) Moody’s Baa Utility Index Rate (%), as of February 16, 2023 https://www.edison.com/_gallery/get_file/?file_id=63d432a6b3aed337c6e7381c&file_ext=.xlsx&page_id= Click here for link to spreadsheet illustrating CCM mechanics Current Period Moving Average: 5.78% Current Spot Rate: 5.65% Minimum Avg. Rate to Trigger: 5.13% Benchmark: 4.37% Dead-band

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate[1]

2025 Core Earnings per Share Component Ranges[2]

Component	Modeling Considerations
Rate Base EPS[3] *(based on capex levels)* 6.35–6.75	• CPUC ROE of 10.05% and FERC ROE 10.3% • Does not include potential upside from Cost of Capital Mechanism (~$0.28 EPS per 50bps change in CPUC ROE)
SCE Op. Variances 0.65–0.75	• Includes AFUDC of ~$0.30 to $0.35, regulatory applications, operational efficiencies, among other items
SCE Costs Excluded from Authorized (0.70)–(0.65)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~1¢ EPS per ±20bps change)
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	• Current interest rate assumption of 6.1% (sensitivity: ~1¢ EPS per ±20bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE of 10.05%

February 23, 2023
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17

EIX offers double-digit total return potential

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4%+ current dividend yield[2]	19 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 35% load growth by 2035 and 60% by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 75–80% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on February 22, 2023
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through December 31, 2022

February 23, 2023 Energy for What's Ahead℠ 18

Appendix

Edison's near-term debt maturities are manageable with ~24% tied to SCE's operations or AB 1054 securitization

Currently Outstanding Debt Maturities (2023–2027)[1]

$ in Millions, as of December 31, 2022

	2023	2024	2025	2026	2027
Variable Rate (SOFR+)					
SCE: Operational[2]	–	–	–	–	–
SCE: AB 1054 Bridge[2]	730	–	–	–	–
SCE: Wildfire Claims	400	1,000	–	–	–
EIX Parent[2]	1,000	–	–	–	–
Total Variable Rate	**2,130**	**1,000**	**–**	**–**	**–**
Fixed Rate					
SCE: Operational	1,035	–	900	–	–
SCE: Wildfire Claims	750	1,150	300	350	1,350
EIX Parent	400	500	800	–	600
Total Fixed Rate	**2,185**	**1,650**	**2,000**	**350**	**1,950**
Total Debt[1]					
SCE: Operational	1,035	–	900	–	–
SCE: AB 1054 Bridge	730	–	–	–	–
SCE: Wildfire Claims	1,150	2,150	300	350	1,350
EIX Parent	1,400	500	800	–	600
Total Debt	**4,315**	**2,650**	**2,000**	**350**	**1,950**

SCE term loan bridges to 2023 securitization of AB 1054 capex; does not affect earnings

SCE will seek cost recovery of claims settlements and associated interest[3]

1. Does not include commercial paper borrowings, amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023. The company may choose to remarket the tax-exempt bonds at that time. The bonds mature in 2033
2. Classified as short-term debt on the balance sheet
3. Refers to CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance. Excludes insurance recoveries, FERC recoveries, and other ineligible amounts. SCE will include interest on debt issued to finance claims payments in recovery requests

February 23, 2023 Energy for What's Ahead℠ 20

21 SCE continues to fund wildfire claims payments with debt February 23, 2023 Series Principal Due Rate 2021B 400 4/3/23 SOFR + 64bps 2021D 350 4/3/23 0.700% 2021J 400 8/1/23 0.700% 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2022E 350 6/1/52 5.450% Total $5,650 Annualized Interest1: ~$205 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of December 31, 2022 Interest expense not currently recoverable in rates, however, will be included in cost recovery applications for the 2017/2018 Wildfire/Mudslide Events2 SCE has waiver from CPUC, allowing exclusion with respect to certain non-cash charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Extension of waiver pending decision from CPUC 1. Pre-tax. Based on SOFR 4.69% as of January 31, 2023 2. Excluding the carrying cost associated with the $375 million of wildfire claims payments foreclosed from cost recovery under an agreement with the Safety and Enforcement Division of the CPUC

Full Year Earnings Summary

		2022		2021		Variance
Basic Earnings Per Share (EPS)						
SCE	$	2.23	$	2.18	$	0.05
EIX Parent & Other		(0.62)		(0.18)		(0.44)
Basic EPS	**$**	**1.61**	**$**	**2.00**	**$**	**(0.39)**
Less: Non-core Items[1]						
SCE	$	(3.10)	$	(2.94)	$	(0.16)
EIX Parent & Other		0.08		0.35		(0.27)
Total Non-core Items	**$**	**(3.02)**	**$**	**(2.59)**	**$**	**(0.43)**
Core Earnings Per Share (EPS)						
SCE	$	5.33	$	5.12	$	0.21
EIX Parent & Other		(0.70)		(0.53)		(0.17)
Core EPS	**$**	**4.63**	**$**	**4.59**	**$**	**0.04**

Key SCE EPS Drivers[2]			
Higher revenue[3,4]		$	2.11
CPUC revenue - GRC escalation	0.72		
CPUC revenue - Other	1.28		
FERC and other operating revenue	0.11		
Higher O&M			(1.24)
Higher depreciation			(0.63)
Higher net financing costs			(0.31)
Income taxes			0.20
Other			0.10
Property and other taxes	(0.04)		
Other operating income	0.01		
Other income and expenses	0.13		
Results prior to impact from share dilution		$	0.23
Impact from share dilution			(0.02)
Total core drivers		$	0.21
Non-core items[1]			(0.16)
Total		$	0.05

EIX EPS[2]		
EIX Parent and Other		(0.16)
EEG		(0.01)
Total core drivers	$	(0.17)
Non-core items[1]		(0.27)
Total	$	(0.44)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2022 key EPS drivers are reported based on 2021 weighted-average share count of 379.7 million. 2022 weighted-average shares outstanding is 381.4 million
3. Includes $(0.26) lower revenue related to higher tax benefits subject to balancing accounts and offset with income taxes
4. Includes $1.36 recovered through regulatory mechanisms and offset with O&M $(0.81), deprecation $(0.44), interest expense $(0.10) and property and other taxes $(0.01)

Note: Diluted earnings were $1.60 and $2.00 per share for the twelve months ended December 31, 2022 and 2021, respectively

February 23, 2023

Energy for What's Ahead℠ | 22

Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings (Losses) Attributable to Edison International, $ in Millions

	Q4 2022	Q4 2021	2022	2021
SCE	$ 478	$ 458	$ 847	$ 829
EIX Parent & Other	(63)	65	(235)	(70)
Basic Earnings	**$ 415**	**$ 523**	**$ 612**	**$ 759**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(11)	(14)	(1,248)	(1,234)
Wildfire Insurance Fund expense	(54)	(54)	(214)	(215)
Upstream Lighting Program decision	—	—	(81)	—
Impairments[1]	—	—	(64)	(79)
Employment litigation matter, net of recoveries	—	—	(23)	—
Organizational realignment charge	—	—	(14)	—
Sale of San Onofre nuclear fuel	10	—	10	10
Income tax benefits[2]	15	19	452	404
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	23	24	36	24
Income tax benefit from settlement of 2007 – 2012 California tax audits	—	115	—	115
Income tax expense[3]	(5)	(7)	(7)	(7)
Less: Total non-core items	**$ (22)**	**$ 83**	**$(1,153)**	**$ (982)**
SCE	518	507	2,029	1,943
EIX Parent & Other	(81)	(67)	(264)	(202)
Core Earnings	**$ 437**	**$ 440**	**$ 1,765**	**$ 1,741**

1. Non-core Impairment charges of $64 million recorded in 2022 includes $47 million related to CSRP settlement and $17 million related to GRC track 3 final decision; an impairment charge of $79 million recorded in 2021 related to 2021 GRC final decision
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%
3. EIX non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract, net of claims are tax-effected at an estimated statutory rate of approximately 20%

February 23, 2023

Energy for What's Ahead℠

23

EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International[1]

	Q4 2022	Q4 2021	2022	2021
Basic EPS	**$ 1.09**	**$ 1.38**	**$ 1.61**	**$ 2.00**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(0.03)	(0.04)	(3.27)	(3.25)
Wildfire Insurance Fund expense	(0.14)	(0.14)	(0.56)	(0.57)
Upstream Lighting Program decision	—	—	(0.21)	—
Impairments[2]	—	—	(0.16)	(0.21)
Employment litigation matter, net of recoveries	—	—	(0.06)	—
Organizational realignment charge	—	—	(0.04)	—
Sale of San Onofre nuclear fuel	0.03	—	0.03	0.03
Income tax benefit[3]	0.04	0.05	1.17	1.06
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	0.06	0.06	0.09	0.06
Income tax benefit from settlement of 2007 – 2012 California tax audits	—	0.30	—	0.30
Income tax expense[4]	(0.02)	(0.01)	(0.01)	(0.01)
Less: Total non-core items	*(0.06)*	*0.22*	*(3.02)*	*(2.59)*
Core EPS	**$ 1.15**	**$ 1.16**	**$ 4.63**	**$ 4.59**

1. 2022 EPS drivers are presented based on weighted-average share counts of 382.0 million for quarter and 381.4 million for full year; 2021 EPS drivers are presented based on weighted-average share counts of 380.1 million for quarter and 379.7 million for full year
2. Impairment charges of $(0.16) recorded in 2022 includes $(0.12) related to CSRP settlement and $(0.04) related to GRC track 3 final decision; an impairment charge of $(0.21) recorded in 2021 related to 2021 GRC final decision
3. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%
4. EIX non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract, net of claims are tax-effected at an estimated statutory rate of approximately 20%

February 23, 2023

Energy for What's Ahead℠ | 24

25 Low High Basic EIX EPS $4.55 $4.85 Total Non-Core Items2 — — Core EIX EPS $4.55 $4.85 1. EPS is calculated on the assumed weighted-average share count for 2023 of 382.2 million 2. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations February 23, 2023 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance1 2023 EPS Attributable to Edison International

26 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non-GAAP Financial Measures February 23, 2023